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                                                                    EXHIBIT 3.13

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE




         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MFT ACQUISITION, CORP.", FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 2000, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

                                        /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State


3265208  8100                                         AUTHENTICATION:   0594900
001388212                                                       DATE:   08-02-00


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                          CERTIFICATE OF INCORPORATION
                                       OF
                             MFT ACQUISITION, CORP.

         FIRST: The name of the corporation is MFT Acquisition, Corp. (the "Corporation").

         SECOND: The name and address of the registered agent for service of process on the Corporation in the State of Delaware is Lexis Document Services, Inc., 30 Old Rudnick Lane, Suite 100, Dover, Kent County, Delaware, 19904.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as the same exists or may hereafter be amended ("Delaware Law").

         FOURTH: The class of stock to be issued will be common par value $.01 per share. The total number of shares of stock authorized is one thousand (1,000) and the number of shares proposed to be issued is one hundred (100).

         FIFTH: The name and mailing address of the incorporator is as follows:



         Name                                 Mailing Address
         ----                                 ---------------
         Olga Stambler                        Bell, Boyd & Lloyd
                                              Three First National Plaza
                                              70 West Madison Street, Suite 3100
                                              Chicago, Illinois 60602-4207


         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: The original bylaws of the Corporation shall be adopted by the incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

         EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.


                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 08/01/2000
                                                         001388212-3265208
                                         492579.1
                                         07431-2024

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         NINTH: (1) Each person who is or was a director or officer of the
Corporation or a subsidiary of the Corporation and each person who serves or served at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, true or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the provisions of the Delaware General Corporation Law as it may from time to time be amended. Each person who is or was an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be similarly indemnified at the discretion of the board of directors.

(2) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(3) No amendment to or repeal of this Article NINTH shall apply to or have any effect on the right to indemnification or liability or alleged liability of any person who is or was a director or officer of the Corporation or a subsidiary of the Corporation or any person who serves or served at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (or the heirs, executors, administrators and estates of any such persons), for or with respect to any acts or omissions of such person occurring prior to such amendment.

         TENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE NINTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

         IN WITNESS WHEREOF, the undersigned has made, signed and acknowledged this Certificate this 31st day of July, 2000.

                                      /s/Olga Stambler
                                      ------------------------------------------
                                      Olga Stambler
                                      Incorporator


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                            CERTIFICATE OF CORRECTION
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MFT ACQUISITION, CORP.

         MFT Acquisition, Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1. The name of the Corporation is MFT Acquisition, Corp.

         2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 1, 2000 and said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Lave of the State of Delaware.

         3. The inaccuracy or defect of said Certificate of Incorporation to be corrected is that paragraph SECOND of said Certificate of Incorporation inadvertently omitted to state that the address of the corporation's registered agent in the State of Delaware is the address of the Corporation's registered office in the State of Delaware.

         4. The Certificate of Incorporation should be corrected to delete paragraph SECOND in its entirety and add the following in lieu thereof.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, Suite 100, City of Dover, County of Kent, Delaware, 19904. The name of its registered agent at such address is Lexis Document Services, Inc.

         IN WITNESS WHEREOF, MFT Acquisition, Corp. has caused this Certificate of Correction to the Certificate of Incorporation to be executed this 18th day of October, 2002.

                                                     MFT Acquisition, Corp.

                                                     By: /s/ Garry Leach
                                                         -----------------------
                                                     Name: Garry Leach
                                                     Title: Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/22/2002
020649419 - 2166817